UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 15, 2009

Commission File Number: 0-26307

Jeantex Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	82-0190257
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17011 Beach Blvd., Suite 1230, Huntington Beach, California 92647

(Address of principal executive offices)

(714) 843-5455

(Issuer's telephone number, including area code)

Item 8.01 Other Events.

     On December 23, 2008, Jeantex Group, Inc. (the “Company”) was informed by the staff (the “Staff”) of the United States Securities and Exchange Commission (the “SEC”) that, as a result of the deregistration of our prior auditors, Jaspers + Hall, PC, in October 2008, the Staff believed the Company should have a firm currently registered with the Public Company Accounting Oversight Board (the “PCAOB”) re-audit the Company’s consolidated financial statements for the year ended December 31, 2007, if such audit report is required to be included in any future filings with the SEC. The Staff also indicated that any registration statements that the Company files which are required to include the Company’s consolidated financial statements for the year ended December 31, 2007 will not be declared effective unless such consolidated financial statements are re-audited by a firm currently registered with the PCAOB. The Company engaged M & K CPAs, PLLC to re-audit the consolidated financial statements for the year ended December 31, 2007.

     The financial statements included in previously filed Form 10-KSB filed on April 9, 2008 and 10-KSB/A1 filed on August 15, 2008 for the year ended December 31, 2007 are no longer reliable. The financial statements for the year ended December 31, 2007 were restated in the filing of Form 10-K for the year ended December 31, 2008 which was filed on April 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2009

JEANTEX GROUP, INC.

/s/ Henry Fahman
Henry Fahman,
Interim CEO